SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 16, 2008

Date of Report

July 11, 2008

(Date of earliest event reported)

S2C Global Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51529	13-4226299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1650-1188 West Georgia, Vancouver, BC, Canada V6E 4A2

(Address of principal executive offices, including zip code)

604-629-2461

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This current report and its exhibit may include forward-looking statements.  S2C Global Systems, Inc based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances.  Forward-looking statements are subject to various risks and uncertainties that may be outside the control of S2C Global Systems, Inc. S2C Global Systems, Inc. has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise.  This current report should be read with S2C Global Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In anticipation of moving the Company’s base of operations and head office to Dallas, Texas the Company has been seeking a new Chief Financial Officer that is based in the United States of America. On July 11, 2008, the Board of Directors of S2C Global Systems, Inc. accepted the resignation of Harold Forzley as CFO, Corporate Secretary and Director and appointed Joseph F Dickson as the new Chief Financial Officer and as an independent director. The Board further appointed Ms. Jenny Chen in the capacity of Secretary until such time as the transition of the corporate office to the United States is complete.  Mr. Dickson as the new director is expected to bring the additional experience necessary to facilitate the best possible vision for the Company, as the new officer he is expected to bring the required experience to execute on the Company’s plans.

Joseph F Dickson, Chief Financial Officer and Director, 53 years of age: Joseph Dickson is and will continue as the Chief Operating Officer of Innovation Fuels, Inc out of Albany, NY leading the company’s bio-diesel plant operation and project development efforts since Sept. 2007. Mr. Dickson was the Director of Entrepreneurship at Syracuse University, Syracuse, NY from Feb 2006 to Sept. 2007, the COO, Integrated Defense Systems, Inc., Glen Rock, PA from June 2005 to Jan. 2006 and the COO, Drug Risk Solutions, LLC a drug discovery company from June 2000 to June 2005. Mr. Dickson has 30 years of business experience in new ventures, business plan execution, organizational management, and operations. He has a background in high tech product design and development, manufacturing, and sales and marketing to commercial and military markets gained while working at GE and other high tech companies. He started and successfully financed two companies in the microelectronics and information technology industries. He has an undergraduate degree in chemistry and an MBA.

Jenny Chen, Secretary, 26 years of age. Jenny Chen is the office administrator for S2C Global Systems, Inc. since April 2006. Previous to that Ms. Chen spent 5 years at the University of British Columbia earning a Bachelor of Arts in Psychology.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 S2C GLOBAL SYSTEMS, INC.

Date:  July 11, 2008

By: /s/ Roderick Bartlett

Roderick Bartlett

President and Chief Executive Officer

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